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                                                                 EXHIBIT 10.15(b

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made as of the 1st day of September, 2003, by and between Plexus Corp., a Wisconsin corporation ("Employer"), and Dean A. Foate, a Wisconsin resident individual ("Employee").

         WHEREAS, Employee is currently employed as the President and Chief Executive Officer of Employer; and

         WHEREAS, the Employer and the Employee have previously entered into an employment agreement dated July 1, 2002 (the "Prior Agreement"); and

         WHEREAS, the Employer and the Employee desire to amend the provisions of the Prior Agreement to modify the term of the Agreement and to extend the period of time following Employee's termination of employment during which Employee agrees that he will not compete with the Employer and to make other miscellaneous modifications; and

         WHEREAS, Employee is willing to commit himself to serve Employer upon the terms and conditions herein provided; and

         WHEREAS, Employer and Employee have agreed to restrict Employee's ability to disclose confidential information and to compete with Employer with respect to the type of business conducted by Employer and its subsidiaries (collectively, the "Company"); and

         WHEREAS, any breach of this Agreement by Employee will cause irreparable injury to Employer; and

         WHEREAS, Employee has consulted with and obtained advice from independent legal counsel concerning the terms and conditions of this Agreement, or has had the opportunity to do so which he has declined; and

         WHEREAS, in order to effect the foregoing, Employer and Employee wish to enter into this Agreement on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually agreed as follows:

         1. Recitals. The recitals set forth above shall constitute and be deemed to be an integral part of this Agreement.

         2. Employment and Acceptance. During the Term (as hereinafter defined) of this Agreement, Employer hereby agrees to employ Employee as President and Chief Executive Officer upon the terms and conditions hereinafter set forth. Employee hereby accepts such employment and agrees:

                  (a) Except for illness, vacation periods, and reasonable leaves of absence, to devote all of his working time, attention and energy, using his best efforts, to the duties and
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responsibilities as are customary for an employee of a business of like size and nature to that of the Employer, as well as to any other duties and responsibilities that may be mutually agreed upon in writing between Employer and Employee from time to time; provided, however, that Employee shall be permitted to serve as a director of other noncompeting entities and/or as a director and/or officer of a nonprofit or industry association so long as such activities do not interfere with the performance of Employee's duties hereunder;

                  (b) faithfully to serve and further the interests of Employer in every lawful way, giving honest, diligent, loyal and cooperative service to Employer;

                  (c) to comply with all rules and policies which, from time to time, may be reasonably and uniformly adopted by Employer, including, without limitation, those rules and policies regarding disclosure of information concerning Employer, its business, affairs, plans or customers; and

                  (d) to be responsible for duties, including but not limited to, acting as President and Chief Executive Officer, as well as any of the other operations requiring Employee's assistance.

         During the Term it shall not be a violation of this Agreement for Employee to manage personal investments, so long as such activities do not significantly interfere with the performance of Employee's responsibilities as an employee of Employer in accordance with this Agreement.

         3. Compensation. As compensation for the services to be performed by Employee under this Agreement, and the noncompetition covenant contained herein, Employer agrees to pay to Employee, and Employee agrees to accept, an initial base salary of $450,000 per year, payable at Employer's normal payroll intervals, subject to required payroll withholding provisions. Employee shall be eligible for changes in future years consistent with performance and Employer's evaluation criteria and compensation policies.

         4. Bonus/Incentive Compensation. Employee shall participate in any bonus or incentive compensation plan of Employer on the terms and conditions determined by the Compensation and Leadership Development Committee of Employer, but in a manner not less favorable than other executive officers of Employer.

         5. Employee Benefits. Employee shall receive benefits that are substantially similar to those offered under Employer's benefit plans and programs for an executive officer, including, without limitation, any medical, life, disability, and vacation.

         6. Stock Options. Employee shall participate in Employer's Stock Option Plan consistent with Employee's position with the Company and in accordance with the currently effective Stock Option Plan, or any similar long-term incentive plan which may be implemented in the future.

         7. Term. The term of this Agreement (the "Term") shall commence on September 1, 2003 and shall continue until the earliest to occur of the following:


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                  (a) the termination of Employee's employment for Cause upon ten (10) business day's prior written notice to Employee;

                  (b) Employee's termination of employment for Good Reason upon ten (10) business day's prior written notice to Employer;

                  (c) Employee's or Employer's termination of Employee's employment without Cause or without Good Reason upon ninety (90) days' prior written notice to the other (this notice period shall not extend the term of this Agreement);

                  (d) Employee's death or Disability; or

                  (e) August 31, 2006; provided, however, that on each August 31 the Term shall automatically be extended for an additional one-year period (restoring the full three-year term), unless either party notifies the other party in writing at least six (6) months prior to such date of the party's intention not to extend the Agreement.

         8. Cause. The term "Cause" as used herein with respect to the termination of this Agreement shall mean:

                  (a) A good faith determination by Employer after reasonable investigation that Employee has committed fraud, misappropriation, embezzlement, or theft against or from Employer;

                  (b) Employee's conviction of a felony, or of any other crime that brings discredit to Employer or materially impairs Employee's ability to perform Employee's job;

                  (c) Employee's failure to carry out the reasonable directives of the Employer or his material duties and responsibilities under this Agreement, after written notice of such failure and a reasonable opportunity to cure; or

                  (d) Employee's material breach of Employee's obligations of noncompetition or nondisclosure under Sections 12 and 13, respectively, of this Agreement;

         9. "Good Reason" shall mean:

                  (a) Material reduction of Employee's base salary under Section 3 bonus/incentive compensation under Section 4, or benefits under Section 5, stock options under Section 6, or other material breach by the Company of its obligations under this Agreement;

                  (b) Assignment of Employee to duties inconsistent with and substantially diminished from his responsibilities as holding the position specified in Section 2; or

                  (c) Relocation of Employee to any location outside the Appleton metropolitan area.

                  (d) The delivery by the Company of a notice of non-renewal pursuant to Section 7(e) hereof.



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         10. Disability. The term "Disability" as used herein with respect to the termination of this Agreement shall mean the inability of Employee, as a result of physical or mental incapacity, to substantially perform his duties with Employer for a period of three consecutive months.

         11. Compensation Upon Termination.

                  (a) In the event that the Employer terminates Employee for Cause (Section 7(a)), Employee voluntarily resigns without Good Reason during the term of this Agreement (Section 7(c)), Employee dies or is Disabled (Section 7(d)), or in the event that this Agreement expires naturally at the conclusion of the Term under Section 7(e), Employer shall have no further obligation to pay to Employee or provide Employee with either salary or other benefits, except those which may have accrued as of the date of such termination or as available through any disability insurance or other applicable plan or program.

                  (b) In the event that Employer terminates Employee without Cause (Section 7(c)), or Employee resigns with Good Reason (Section 7(b)), or Employer fails to continue to employ Employee on substantially the same terms hereof, Employee shall be entitled to Employee's base salary and benefits (which shall include welfare benefits, the 401(k) plan, the Employee Stock Purchase Plan, the deferred compensation program, the executive reimbursement program, the company vehicle program, and any other benefit programs of a similar nature) through the remainder of the term of this Agreement or for three years, whichever is greater. Employee shall also be entitled to a target bonus or incentive compensation benefit for the remainder of the term of this Agreement, or for three years, whichever is greater. In addition, for the remainder of the term of this Agreement, or for three years, whichever is greater, the Employer shall treat Employee as a continuing employee for purposes of vesting and exercising stock options which were granted to him prior to the termination date.

                  (c) The Change in Control Agreement dated as of August 1, 1998 between Employer and Employee (the "Change in Control Agreement") shall remain in full force and effect, and is not superceded by the terms of the Agreement; provided, however, that in the event of a termination covered by the Change in Control Agreement, Employee shall be entitled to the greater of the benefits thereunder or hereunder, but not both.

                  (d) The amounts payable pursuant to subsection 11(b) above or pursuant to the Change in Control Agreement shall be in lieu of any other severance benefits during the Term or at the end of the Term.

         12. Non-Competition.

                  (a) The parties agree that the profitability and reputation of the Company depend on continued amicable relations with the Company's suppliers and customers. Employee agrees that he will not cause, request, solicit, or advise any suppliers or customers of the Company during the Term or for two years thereafter, to curtail or cancel their business with the Company, other than in the ordinary course of business.




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                  (b) Employee agrees that during Employee's employment with
Employer and for a period of two years thereafter (when Employee may be receiving payment under Section 11(b) hereof, as applicable), the Employee will not:

                           (i) Render services, either directly or indirectly,
to any Competitor in connection with the development, marketing, promotion, distribution, sale, or licensing of any Competitive Services; or

                           (ii) Engage, either directly or indirectly, within
the Restricted Area, either on behalf of the Employee or as a representative, agent, employee, officer, director, trustee, stockholder or partner, joint venturer or investor, in the development, marketing, promotion, distribution, sale, or licensing of any Competitive Services.

                           (iii) The capitalized terms used in this Section
12(b) shall have the meanings as follows:

                                    (A) Business. "Business" shall mean the
                  business and operations of the Company.


                                    (B) Competitive Services. "Competitive
                  Services" shall mean a service or product, developed, marketed, distributed or provided by a Competitor, which is the same as or is directly competitive with a service or product constituting a part of the Business and with respect to which the Employee has acquired confidential information by reason of the Employee's position and duties with the Company.

                                    (C) Competitor. "Competitor" shall mean (a)
                  any person engaged in, or about to become engaged in, the development, marketing, distribution or provision of any Competitive Service on behalf of other parties, and (b) any customer of the Company, as of the date of this Agreement or during the Term, which begins to perform for itself services previously provided by the Company.

                                    (D) Restricted Area. "Restricted Area" shall
                  mean, collectively: (a) Outagamie, Winnebago and Brown counties in the State of Wisconsin; and (b) anywhere else within a twenty-five (25) mile radius of any location in any U.S. city in which the Company had, at any time during the Term, a place of business at or through which it engaged in the Business.

                           (iv) Nothing in Section 12(b) shall prohibit the
Employee from owning or acquiring securities of any corporation or other business enterprise that may be engaged in activities described in this Section, provided that: (A) the Employee is not an officer, director or employee of, or consultant to, such corporation or business enterprise; (B) such securities are held by the Employee for investment purposes only and represent less than five percent (5%) of the total voting power and of the total equity interests of such corporation or business enterprise; and (C) such securities are listed on a national securities exchange or are regularly quoted in the over-the-counter market by one or more members of the National Association of Securities Dealers.



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                           (v) It shall not be deemed a violation of this
Section 12(b) if the Employee accepts employment with a business entity which is diversified and made up of separate divisions in which, as to parts of its business, is not a Competitor, provided that Employer shall be furnished prior to such employment definitive written assurances satisfactory to it, separately from the Employee and such business entity, that the Employee will not be expected, required or permitted to, and in fact does not, render services directly or indirectly to a division or a part of such business entity which division or part is a Competitor.

                  (c) The parties agree that the profitability and reputation of Employer also depend on employment relationships with its employees. Employee agrees that he will not cause, request, or advise any employees of Employer during the Term to terminate or curtail their employment with the Company during the Term (except for performance related terminations in accordance with Employer standards, in consultation with Employer's Human Resources Department) and for two years after the Term.

                  (d) During the Term, Employee shall not be an officer or employee of any other business entity without Employer's prior written consent, except as otherwise permitted herein.

         13. Confidentiality. Employee recognizes that as a key member of the staff of Employer, Employee occupies a position of trust with respect to business information of a secret or confidential nature, which is the property of the Company, and which was imparted to or developed by Employee from time to time in the course of Employee's duties. Employee, therefore, agrees that:

                  (a) Employee will not at any time or in any manner, directly or indirectly, use or disclose such information, except as specifically directed to do so by Employer or a court of competent jurisdiction;

                  (b) immediately upon termination of employment with Employer, he will promptly return to Employer, at its direction and expense, any and all copies of records, drawings, writings, materials, memoranda, computer programs and printouts and other data pertaining to such secret or confidential information; provided, however, that Employee shall be permitted to retain his personal property; and

                  (c) information of a secret or confidential nature is any information that would constitute a "trade secret," including but not limited to, test programs and systems relating to inventory control or any other aspect of the business of the Company; patents and patent applications; copyrights or copyright applications, inventions and improvements, whether patentable or not; writings, whether copyrightable or not; development projects; machines, policies, processes, formulas, techniques, normative data, know-how, data, data bases, computer design, computer programs or software and facts relating to development and implementation of inventory controls relative to the business of the Company, requirements for systems and programs, customer lists, customers' purchases or rentals, business records, price lists, business plans and forecasts and other trade secrets.



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                  (d) Provided, however, that subparagraphs (a) and (c) above shall not apply to any such information which (1) was or is in the public domain or (2) hereafter through an act or failure becomes information generally available to the public.

                  (e) In addition, the terms of the Employer's Agreement with Regard to Proprietary Information Including Inventions, Patents, Copyrights, Trade Secrets, and Confidential Information, dated as of June 1, 1990 between Employer and Employee (the "Trade Secrets Agreement") shall remain in full force and effect.

         14. Remedies. In addition to other remedies provided by law or equity, upon a breach by Employee of any of the covenants contained in Sections 12 and 13 hereof, Employer shall be entitled to seek an injunction against Employee prohibiting any further breach of the covenants contained herein. The parties agree that it is impossible to measure in money the damages that may accrue to the Company by reason of Employee's failure to perform any of his obligations under this Agreement. Therefore, in the event of any controversy concerning rights or obligations under this Agreement, such rights or obligations may be enforceable in a court of competent jurisdiction at law or equity by a decree of specific performance or, if the Company elects, by obtaining damages or such other relief as the Company may elect to pursue. Such remedies, however, shall be cumulative and nonexclusive and shall be in addition to any other remedies which the Company may have.

         15. Assignment. The rights, duties and obligations hereunder may not be assigned or delegated by either party without the other's written consent.

         16. Notice. Any notice (including notice of change of address) permitted or required to be given pursuant to the provisions of this Agreement shall be made as provided in the Purchase Agreement.

         17. Waiver. The failure to enforce any provision of this Agreement by either party shall not operate or be construed as a waiver of any provision or obligation of either party.

         18. Invalidity of Any Provision. The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or unenforceability of any provision shall not affect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

         19. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

         20. Headings. Headings in this Agreement are for informational purposes only and shall not be used to construe the intent of this Agreement.

         21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.



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         22. Reasonableness of Restrictions. EMPLOYEE HAS HAD THE OPPORTUNITY TO
CONSULT COUNSEL, HAS READ THIS AGREEMENT AND AGREES THAT THE CONSIDERATION PROVIDED BY EMPLOYER IS FAIR AND REASONABLE AND FURTHER AGREES THAT THE POST-EMPLOYMENT RESTRICTIONS ON EMPLOYEE'S ACTIVITIES ARE LIKEWISE FAIR AND REASONABLE.

         23. Amendment. This Agreement may be further amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as Employee lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         24. Entire Agreement. This Agreement, together with the Change in Control Agreement and the Trade Secrets Agreement and the other documents and materials referred to herein or therein (collectively, the "Effective Agreements"), constitute the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. The Effective Agreements supersede all prior negotiations, agreements and undertakings between the parties with respect to such subject matter, including without limitation the Prior Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

                           PLEXUS CORP.



                           By:      /s/
                           -------------------------------------
                                    John L. Nussbaum, Chairman of the Board


                           By:      /s/
                           --------------------------------------
                                    F. Gordon Bitter, Vice President and CFO


                           EMPLOYEE:



                                /s/
                           -----------------------------------
                                Dean A. Foate






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